Exhibit 10.2

October 20, 2008

Ms. Lauren R. Camner

c/o Richard L. Lapidus, Esq.

25 West Flagler Street

Miami, FL 33130

Dear Lauren:

This letter sets forth our agreement regarding your retirement as a director, officer and employee of BankUnited Financial Corporation (the “Company”) and BankUnited, FSB (the “Bank”). For valuable consideration, we have agreed as follows:

1. The Company agrees to pay you (the “Executive”) an amount (the “Separation Pay”) equal to the annual salary paid to you during the fiscal year ended September 30, 2008, subject to compliance with the following conditions:

(a) your execution and delivery to the Company of a written resignation (in the form attached hereto as Exhibit “A”) from all positions which you hold with the Company and the Bank; and

(b) the receipt of all required regulatory approvals. Without limiting the foregoing, the Company and the Bank shall be required to pay only such portion of the Separation Pay as may be approved by the Office of Thrift Supervision (the “OTS”), with the written concurrence of the Federal Deposit Insurance Corporation (“FDIC”), pursuant to Part 359 of the FDIC regulations (12 C.F.R. Part 359).

2. The Separation Pay will be paid by the Company and the Bank in twenty-six (26) equal bi-monthly installments, commencing November 1, 2008, in accordance with their regular payroll practices. Your retirement shall be effective as of October 20, 2008 (the “Effective Date”).

3. Within five (5) business days after your execution of this agreement and the delivery of your resignation, the Company will:

(a) pay you $6,000, representing the director’s fee for October 2008;

(b) pay you for all accrued but unused vacation, in accordance with the applicable policies of the Company and the Bank; and

(c) reimburse you for any unreimbursed business expenses that you may have incurred prior to the Effective Date to the extent permitted under the applicable business expense reimbursement policies of the Company and the Bank.

4. Subject to receipt of all required regulatory approvals, for a period of nine (9) months following the Effective Date, the Company and the Bank shall reimburse you for the cost of the premiums payable for coverage of you and your spouse under the group health insurance coverage of the Company and the Bank which must be made available to you pursuant to the Consolidated

Omnibus Budget Reconciliation Act of 1985, as amended (“Health Insurance Coverage”); provided that the maximum aggregate amount which will be reimbursed will be Two Thousand Dollars ($2,000) per month.

5. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and revokes all prior agreements, oral or written. This agreement is subject to Section 18(k) of the Federal Deposit Insurance Corporation Act and Part 359 of the rules and regulations of the FDIC.

6. You represent and warrant that you have been given an opportunity to consult with your own legal counsel before signing this agreement and that you have been given a sufficient, reasonable period of time to carefully consider all of the provisions of this agreement.

7. In consideration of the commitments made by the Company and the Bank under this agreement, the Executive (by her signature below) hereby irrevocably and unconditionally releases and forever discharges each of the BankUnited Beneficiaries (defined below) of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, torts, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (collectively the “Claims”), which the Executive has or may have against any of the BankUnited Beneficiaries by reason of any matter, cause or thing whatsoever from the beginning of time through the Effective Date, including, without limitation, (a) any Claim arising out of, based upon, or relating to: (i) the Executive’s employment with the Company, the Bank or any of their subsidiaries or affiliates, or the termination of such employment, (ii) the Executive’s service as an officer or director of the Company, the Bank or any of their subsidiaries and affiliates, or the termination of such service, (iii) any breach of any implied or express contract, covenant or duty, (iv) alleged entitlement to any other remuneration arising on or before the Effective Date (including salary, bonus, incentive or other compensation), or (v) restitution, fraud, misrepresentation, wrongful termination, violation of public policy, defamation, emotional distress, invasion of privacy or wrongful discharge, (b) any Claim relating to benefits, including the loss of vacation or sick leave, (c) any Claim under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs and expenses, and (d) any Claim under the Civil Rights Act of 1991, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, Chapter 760 Florida Statutes, the Florida Private Whistle-blower’s Act of 1991, Section 440.205 Florida Statutes, the other laws of Florida, and any other local, state or federal law, statute, rule and regulation governing age, disability, ancestry, color, concerted activity, marital status, national origin, parental status, race, religion, sexual orientation, union activity, veterans status or any other protected class or status or for any claim of retaliation (including whistle blowing) for having asserted any Claim as a protected status individual or for having asserted any legal right while employed. Such release is not intended to affect the Executive’s rights: (1) under this agreement; (2) to receive indemnification from the Company pursuant to the Company’s Articles of Incorporation and By-Laws, but only to the extent permitted by law (including the Federal Deposit Insurance Act and the regulations promulgated thereunder); or (3) with respect to coverage under directors’ and officers’ liability insurance policies. However, notwithstanding the provisions of subsection (2) above, in any action filed by the Company against Executive, the Company shall not be required to advance expenses (including attorney’s fees) to Executive, pursuant to Section 10.5 of the By-Laws of the Company, prior to the final adjudication or settlement of the action. For purposes of this agreement, the term “BankUnited Beneficiaries” shall mean the Company, the Bank, their subsidiaries and affiliates, and their successors, assigns, officers, agents, employees, directors, advisors, counsel and fiduciaries, and their families.

8. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

9. Failure of the Executive to receive payments and benefits provided herein that are not approved by the OTS with the concurrence of the FDIC shall not invalidate any of the remaining provisions of this letter agreement (including the release in Section 7).

10. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. The facsimile transmission of a signed signature page, by one party to the other(s), shall constitute valid execution and acceptance of this agreement by the signing/transmitting party.

If the foregoing correctly sets forth our agreement, please sign this letter on the line provided below, whereupon it shall constitute a binding agreement between us.

Sincerely,

BankUnited Financial Corporation

By:	/s/ Ramiro Ortiz
Ramiro Ortiz, President

BankUnited, FSB

By:	/s/ Ramiro Ortiz
Ramiro Ortiz, President

ACCEPTED AND AGREED:

/s/ Lauren R. Camner
Lauren R. Camner

EXHIBIT “A”

RESIGNATION OF

LAUREN R. CAMNER

To:	Board of Directors of each of BankUnited Financial Corporation (the “Company”) and BankUnited FSB (the “Bank”)

Re:	Resignation of Lauren R. Camner

I hereby resign as a director, officer and employee of the Company and the Bank; in each case effective as of 5:00 p.m. on October 20, 2008.

Date: October 20, 2008

/s/ Lauren R. Camner
Lauren R. Camner

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